SECURITIES AND EXCHANGE COMMISSION
                        WASHINGTON, D.C.  20549

                               FORM 8-K


                            CURRENT REPORT

                PURSUANT TO SECTION 13 OR 15(d) OF THE
                    SECURITIES EXCHANGE ACT OF 1934


                   Date of Report:  January 8, 1997





                            MEDIMMUNE, INC.
        (Exact name of registrant as specified in its charter)



                   Commission File Number:  0-19131


          Delaware                                    52-1555759
     (State of Incorporation)                     (I.R.S. Employer
                                                  Identification No.)



     35 West Watkins Mill Road, Gaithersburg, MD        20878
     (Address of principal executive offices)          (Zip Code)



       Registrant's telephone number, including area code (301) 417-0770


             No Exhibits are being filed with this report


CytoGam is a registered trademark and
RespiGam is a trademark of the Company.






                            MEDIMMUNE, INC.
                      Current Report on Form 8-K

ITEM 5.  OTHER EVENTS


MedImmune, Inc. reported the information contained in the following press release dated January 8, 1997.



        MEDIMMUNE REPORTS THE PUBLICATION OF RESPIGAM "PREVENT"
           STUDY RESULTS IN THIS MONTH'S ISSUE OF PEDIATRICS

   --RespiGam Reduces Respiratory Syncytial Virus Hospitalizations--

Gaithersburg, MD, January 8, 1997 -- MedImmune, Inc. (Nasdaq:MEDI) today announced that a study known as PREVENT, published in this month's issue of Pediatrics, shows that prophylactic infusions of RespiGam, Respiratory Syncytial Virus Immune Globulin Intravenous (Human), (RSV-IGIV), reduce respiratory syncytial virus (RSV) hospitalizations among premature infants and infants with a chronic lung condition called bronchopulmonary dysplasia (BPD). In PREVENT, high-risk children who received monthly prophylactic infusions of RespiGam had a 41 percent reduction in the incidence of RSV hospitalization compared to placebo recipients (p less than 0.05). In addition, administration of RespiGam was shown to be safe and generally well tolerated. RSV is the leading cause of pneumonia and bronchiolitis in infants and small children.

"RespiGam is the first and only product demonstrated to be safe and effective for reducing the incidence and duration of RSV hospitalization and the severity of RSV illness," commented Ronald L. Ariagno, M.D., a neonatologist and professor of pediatrics at Stanford University School of Medicine as well as a PREVENT investigator. "Because there is no vaccine for RSV prevention at this time, passive immunization with RespiGam prophylaxis represents a major advance in protecting high-risk infants from this potentially life-threatening disease."

RSV is the leading cause of lower respiratory tract infection in infancy and children worldwide. In the United States, RSV outbreaks typically occur during the late fall, winter, and early spring.
Healthy children and individuals with adequate immune systems often acquire a benign chest cold when infected with RSV. In contrast, premature infants and children with BPD are at increased risk for acquiring severe RSV disease. In the U.S. alone, over 90,000 children are hospitalized and 4,500 die from RSV annually. The cost of treating a high-risk child hospitalized for RSV can be over $70,000.

The PREVENT study was a centrally randomized, placebo-controlled clinical trial conducted at 54 sites across the United States.
Randomization occurred between November 15, 1994, and December 22, 1994. A total of 510 children with BPD and/or a history of prematurity were randomized to receive either RespiGam (750 mg/kg; 15 ml/kg) or placebo, intravenously every 30 days, through April 15, 1995.

The Results
The incidence of RSV hospitalization was reduced by 41 percent in children receiving RespiGam: 35 (13.5 percent) children in the placebo group were hospitalized for RSV, compared with 20 (8.0 percent) RespiGam recipients (p = 0.047). RespiGam recipients had a 53 percent reduction in the total number of RSV hospital days per 100 children (p = 0.045), a 60 percent reduction in the number of RSV hospital days with increased oxygen requirement (p = 0.007), and a 54 percent reduction in the number of RSV hospital days with a moderate or severe lower respiratory tract illness (p = 0.049). In addition, children receiving RespiGam had a 38 percent reduction in hospitalization for respiratory illness of any cause (p = 0.005) and a 46 percent reduction in total hospital days for respiratory illness per 100 children (p = 0.005). RespiGam was safe and generally well tolerated, with a safety profile similar to intravenous infusion of other immune globulin preparations. Less than 3 percent of children had medically significant adverse events related to RespiGam administration.

Based on PREVENT data, the U.S. Food and Drug Administration licensed RespiGam for marketing in January 1996 for the prevention of serious RSV disease in children less than 24 months old with BPD or a history of prematurity (i.e., less than or equal to 35 weeks gestation). [Please see full perscribing information for RespiGam]. RespiGam is currently being launched by MedImmune in partnership with the Wyeth-Lederle Vaccines and Pediatrics sales force of American Home Products Corporation. Massachusetts Public Health Biologic Laboratories manufactures RespiGam.

MedImmune, Inc. is a biotechnology company focused on developing and marketing products for the prevention and treatment of infectious diseases and for use in transplantation medicine. MedImmune currently markets two products through its hospital-based sales force and has seven new product candidates in clinical trials. MedImmune is located in Gaithersburg, MD.

This announcement may contain, in addition to historical information, certain forward looking statements that involve risks and uncertainties. Such statements reflect management's current views and are based on certain assumptions. Actual results could differ materially from those currently anticipated as a result of a number of factors, including risks and uncertainties discussed in the Company's filings with the U.S. Securities and Exchange Commission.

                           SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                              MEDIMMUNE, INC.
                              Registrant)



Date: January 8, 1997         David M. Mott
                              President and Chief Operating Officer
                              (Principal financial and accounting
                               officer)